Exhibit No. 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-2 of Fidelity Bancorp, Inc. and the related Prospectus of our report dated November 8, 1996, with respect to the consolidated financial statements of Fidelity Bancorp, Inc. and subsidiaries as of September 30, 1996 and 1995, and for each of the years in the three-year period ended September 30, 1996, which report is incorporated by reference in the Annual Report on Form 10-KSB filed by Fidelity Bancorp, Inc. for the year ended September 30, 1996, and to the reference to our firm under the heading "Experts" in the Registration Statement and the related Prospectus.

Our report refers to a change in the method of accounting for income taxes and accounting for certain investments in debt and equity securities as of October 1, 1993 and 1994, respectively.


                                                 /s/ KPMG PEAT MARWICK LLP
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Pittsburgh, Pennsylvania
April 3, 1997